Exhibit 99.1

Sepracor Announces Inquiry into Stock Option Practices

MARLBOROUGH, Mass., Jun 02, 2006 (BUSINESS WIRE)—Sepracor Inc. (Nasdaq: SEPR) today announced that it has received a letter of inquiry from the Securities and Exchange Commission (SEC) requesting documents related to the Company’s stock option grants and stock option practices. The Company intends to cooperate with the SEC in this matter. The Company has set up a special committee of the Board of Directors to oversee a review of the documentation relating to option grants.

About Sepracor

Sepracor Inc. is a research-based pharmaceutical company dedicated to treating and preventing human disease by discovering, developing and commercializing innovative pharmaceutical products that are directed toward serving unmet medical needs. Sepracor’s drug development program has yielded a portfolio of pharmaceutical products and candidates with a focus on respiratory and central nervous system disorders. Sepracor’s corporate headquarters are located in Marlborough, Massachusetts.

For a copy of this release or any recent release, visit Sepracor’s site at www.sepracor.com.

SOURCE: Sepracor

David P. Southwell
Executive Vice President
Chief Financial Officer
      or
Sepracor Inc.
Jonae R. Barnes, 508-481-6700
Vice President
Investor Relations